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                                                                    EXHIBIT 23.8


                                                                 August 11, 1998


Board of Directors
Merry Land & Investment Company, Inc.
624 Ellis Street
Augusta, Georgia 30901


Dear Sirs:

We hereby consent to the inclusion of our opinion as Appendix E to the Joint Proxy Statement/Prospectus/Information Statement of Equity Residential Properties Trust, Merry Land & Investment Company, and Merry Land Properties, Inc. and Registration on Form S-4 of Equity Residential Properties Trust and further consent to reference therein to such opinion. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        MORGAN STANLEY & CO. INCORPORATED


                                        By:/s/Cameron Clough
                                           ----------------------------------
                                           Cameron Clough
                                           Vice President